Beemer & Associates XXXIII, LLC

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made and entered into this 18th day of February 2005, by and between Beemer & Associates XXXIII, LLC, a Florida Limited Liability Company, hereinafter called “Lessor”, and The Jacksonville Bank, a bank chartered in the state of Florida, hereinafter called “Lessee”, on the following terms and conditions:

1. Leased Premises. The Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, hereby leases to the Lessee the following described premises (the “Leased Premises”):

Space designated as a portion of the first floor, comprising approximately 7,427 Usable Square Feet, as shown on Exhibit “A” (Site Plan), Exhibit “B” (Suite Location) and Exhibit “B1” (Suite Build Out) attached hereto, located at 7880 Gate Parkway, Jacksonville, Florida in a building known as “The Offices of Gate Parkway” (the “Project”)

The “Shell Building Improvements” and “Building Standards for Tenant Improvements” are described in Exhibit “C” attached hereto. The costs of Tenant Improvement Upgrades are shown on Exhibit “C 1” attached hereto, if applicable.

The Lessor and Lessee have agreed the usable square footage indicated above together with a prorata portion of the Common Area associated with the Leased Premises (being 61.3% of 3,173 first floor Common Area) shall equal 9,372 square feet of Rentable Square Feet and such shall be deemed as accurate and the sole basis for Rent calculations in this Lease.

The Lessor agrees to have the Leased Premises completed and ready for possession on or before the target Commencement Date of January 15, 2006 barring strikes, insurrection, acts of God and other casualties or unforeseen events beyond the control of the Lessor. The actual Commencement Date of the Lease is defined as the date a) all common areas and utilities are Substantially Complete and operational; b) the build-out of the Leased Premises (as shown on Exhibit “B 1” if attached) is Substantially Complete and c) when either a Certificate of Occupancy has been issued for the Leased Premises or Lessee takes possession of the Leased Premises, whichever occurs first. Substantially Complete is defined as when the build-out as described in Exhibit “C” is complete to the degree that any items to be completed or corrected do not interfere with the Lessees ability to conduct business. Those items to be completed or corrected include, but are not limited to, the painting or staining of walls or doors, completion or addition of electrical outlets, lights, baseboards, vertical blinds, millwork, glass walls, wallcoverings, etc. If the actual Commencement Date of the Lease as defined herein does not occur within sixty (60) days after the target Commencement Date of the initial term of this Lease by reason of the holding over of any prior Lessee or Lessees, incomplete construction, or for any other reason, unless the same shall result from causes attributable to the Lessee, Lessee shall receive a day to day rent credit for that period of time, exceeding the 60 day period, and the term of the Lease shall be extended beyond the agreed expiration date by the number of days possession was delayed and said rent credit shall be the full extent of Lessor’s liability to Lessee for any loss or damage to Lessee on account of said delay in obtaining possession of the Leased Premises. The amount of rent credit will be based on the lower of the Base Rent less the Additional Rent identified in this Lease or the amount of rent Lessee currently pays immediately prior to the Commencement Date of this Lease. If the Leased Premises have not been tendered within ninety (90) days after the target Commencement Date, Lessee shall have the right to terminate this Lease if the Leased Premises is not tendered within fifteen (15) days from the date a written termination notice is delivered to the Lessor via certified mail.

2. Term of Lease. The initial term of this lease shall be for a period of 120 months, unless changed or terminated sooner under the terms of this Lease. If Lessee’s possession commences on other than the first day of the month, Lessee shall occupy the Leased Premises under the terms and provisions of this Lease and for the prorata portion of said month rent shall be paid and the term of this Lease shall commence on the first day of the month following that in which possession is given.

Lessee shall sign a statement reflecting that Lessee has accepted and taken possession of the suite(s) and the date of occupancy (Exhibit “F”) within 5 business days after Lessor’s request for such statement. Lessor may request such statement no sooner than 3 days prior to the actual Commencement Date as described in paragraph 1 hereof. Failure of Lessee to sign said statement does not waive any rights of Lessor.

Lessee shall have the right to renew the term of the Lease for two (2) additional periods of sixty (60) months (the “Renewal Term”) upon the same terms, conditions, and provisions applicable to the initial term of this Lease except that: (a) there shall be no obligation of Lessor to perform any improvements or renovations to the Leased Premises; (b) there shall be no obligation of Lessor to pay any tenant improvement allowance; and (c) the Rent for the first Renewal Term shall be in the amount indicated on the attached Exhibit “D” and (d) The annual rent for the second Renewal term will be increased to the “fair market rent” for the Premises as of the commencement date of the second Renewal Term based upon the rents generally in effect for comparable office space in the area in which the Premises is located. The term “fair market rent” shall mean the annual amount per rentable square foot that a willing, comparable, non-equity, non-renewal, non-expansion new tenant would pay, and a willing landlord of a comparable first class office building in the Jacksonville, Florida area would accept at arm’s length, giving appropriate consideration to annual rental rates per rental square foot, the type escalation clauses, the extent of liability under the escalation clauses, length of term, size, location, and condition of premises being leased, and other generally applicable terms and conditions of tenancy for the space in question. Tenant shall exercise its right of renewal with respect to any Renewal Term by delivering to Lessor written notice (“Tenant’s Exercise Notice”) of Tenant’s desire to renew the term of the Lease no later than 180 days prior to the scheduled expiration of the then current lease term. Notwithstanding any contrary provision contained herein, the rights of Lessee and the obligations of Lessor contained in this paragraph shall apply only if no uncured default by Lessee exists under the Lease at the time such right becomes exercisable or such obligation becomes performable.

3. Rent. The amount of Annual Base Rent for the term of this Lease shall be in accordance with the attached Exhibit “D”, Paragraph A. Monthly installments are due on the first day of each calendar month. If the Commencement Date of this Lease shall fall on a day other than the first day of a calendar month, the rent shall be apportioned on a per diem basis between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. If a check tendered by Lessee is returned for insufficient funds, uncollected funds, or stopped payment, a $25.00 service charge shall be added, together with any charges the affected banking institution may charge the Lessor. In order to defray the additional expenses involved in collecting and handling delinquent payments, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day of the month next following the month in which Lessee was invoiced, a late charge of five percent of such past due amount shall become immediately due and payable in addition to such amounts owed under this Lease. Lessee acknowledges that this charge is made to compensate Lessor for additional costs incurred by Lessor as a result of Lessee’s failure to pay when due and is not a payment for the extension of the rent due date. Failures of Lessor to insist upon the payment of this late charge, isolated or repeated, shall not be deemed a waiver of Lessor’s right to collect any such charge for any future delinquencies. In addition, one and one-half percent (1 ½%) per month on the unpaid installment balance will be added for payments received more than twenty (20) days after the due date thereof. In no event shall Lessee be charged more than 18% per annum of Rent, including all late and delinquent charges. All charges payable by Lessee under the terms of this Lease other than Annual Base Rent including without limitation Operating Expenses are called “Additional Rent.” Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Rent. The term “Rent” shall mean Annual Base Rent and Additional Rent.

The initial amount of Rent shown on Exhibit “D” Paragraph A, includes a fee per Rentable Square Foot (the “Base Operating Amount” as hereafter defined on Exhibit D) as Lessee’s pro rata share of Operating Expenses (as hereinafter defined) and as shown on Exhibit “D”, Paragraph C. Should said Operating Expenses exceed the Base Operating Amount shown in Exhibit “D”, Paragraph C, Lessor shall deliver to Lessee each year, on or before March 31 (or within a reasonable time thereafter), a Statement setting forth the amount of Operating Expenses paid or incurred by Lessor, directly or indirectly, during the immediately preceding calendar year. The Statement shall delineate Lessee’s actual pro rata share of the Operating Expenses for the preceding calendar year. Within thirty (30) days after delivery of the Statement, Lessee shall pay to Lessor as Additional Rent, Lessee’s share of such Operating Expenses not previously paid. Lessor’s failure to furnish a statement to Lessee shall not prejudice Lessor’s right to collect the full amounts of Additional Rent payable hereunder. Should Operating Expenses cost less than the Base Operating Amount shown in Exhibit “D”, Paragraph C, Lessor shall not be required to provide a credit. Should Operating Expenses exceed the Base Operating Amount shown in Exhibit “D” Paragraph C, Lessee may at its option at reasonable times and upon reasonable notice inspect Lessor’s books and records kept with respect to Operating Expenses. Any such inspection shall be made within ninety (90) days after the later to occur of (i) the end of each year, or (ii) the receipt of statement. Lessee’s failure to inspect the records and contest the Operating Expenses within the ninety (90) day period shall be deemed a waiver of Lessee’s right to contest the Operating Expenses for the time period covered.

Commencing with the rental payment immediately following the receipt of the Statement of Operating Expenses, Lessee shall remit as Additional Rent one-twelfth (1/12) of Lessee’s pro rata share of the anticipated Operating Expenses for the following year which exceed those in Exhibit “D” in addition to the scheduled Rent. Should Lessee’s actual pro rata share of the Operating Expenses cost less than the payments made by Lessee, Lessee shall receive a credit against Lessee’s future pro rata share of Operating Expenses for the excess payments made by Lessee, or, if the Lease has terminated, shall promptly have such excess payments returned by Landlord.

The term Operating Expenses shall be deemed to include, but not be limited to, the following costs incurred in the normal operating, preventive and corrective maintenance and repair of the Project and any parking lot, garage, landscaping and other common areas used in conjunction therewith, whether paid to employees of Lessor or to independent suppliers or contractors engaged by Lessor: Wages and salaries, taxes imposed in respect to wages and salaries, fringe benefits, worker’s compensation and general liability insurance with respect to such salaries and wages, full costs of fees, expenses and charges such as management fees, custodial services, grounds maintenance, security guards, window cleaning, trash removal, elevator preventive and corrective maintenance, air conditioning and heating maintenance, water treatment, inspection and maintenance of pumps, pipes, and plumbing, costs of utilities including electricity and gas consumed in the operating and maintenance of the Project, water and sewer charges, pressure vessels, sprinkler systems, electrical systems, water damage, breakdown or malfunction of any machinery and systems, pest control services, building supplies, insurance premiums, real estate taxes including all real estate and other taxes on Lessee’s build-out valuation in excess of the tenant improvement amount provided by Lessor and any special assessments levied against the Project, all supplies and taxes incurred in anyone or more of the foregoing, and all other costs of a general maintenance nature. The Operating Expenses shall not include the cost of any repairs or replacements which by sound accounting practices should be capitalized. In this connection the decision of Lessor’s accountants shall be final.

4. Security Deposit. Lessee, concurrently with the execution of this Lease, shall be required to deposit with Lessor a security deposit as outlined in Exhibit “D”, Paragraph D, the receipt of which is hereby acknowledged, which sum shall be retained by Lessor for the performance by Lessee of Lessee’s covenants and obligations under this Lease and applied as elsewhere provided herein. If Lessee is not in default hereunder, any remaining balance of such deposit shall be returned by Lessor to Lessee within thirty (30) days of the termination of this lease.

5. Use and Possession. The Lessor covenants with the Lessee for quiet enjoyment and to observe and perform all the covenants and obligations of the Lessor herein.

The Lessee covenants with the Lessor to pay rent and to observe and perform all the covenants and obligations of the Lessee herein to include:

Not to use the Leased Premises for any purpose other than the conduct of the Lessee’s business, being a retail banking facility with drive-through banking and ATM facilities.

Lessor acknowledges that Lessee’s primary business is that of a retail banking facility. Consequently, the placement of a safe, safety deposit boxes, drive-through window facility and automated teller machine (jointly “Banking Improvements”) in the Leased Premises is a necessary and material component of Lessee’s use of the Leased Premises. In light of the foregoing, Lessor agrees that its consent to the placement of Banking Improvements in the Leased Premises will not be unreasonably withheld, delayed or conditioned. Lessee shall be responsible for all costs associated with the placement, use and removal of such Banking Improvements together with any damage such Banking Improvements may cause to the Project. The installation of any Banking Improvements shall be made in accordance with the technical specifications of the Project as to minimize potential damage to the Project. At Lessor’s sole discretion, the Banking Improvements shall be removed from the Leased Premises at the termination of this Lease.

Lessee’s use of that portion of the Project associated with the drive-through window shall be at the Lessee’s sole cost and expense unless specifically set forth otherwise. The Lessee shall maintain open access to the drive-through lanes furthest for traffic to freely pass at such times any such lanes are not in active service.

Notwithstanding anything to the contrary, Lessee shall have building identification on top portion of building as shown on elevation as approved by Lessor and Lessee. No other signs (except as to the Lessor) will be added to the exterior of the building without the mutual approval of the same by the Lessor and the Lessee, which approvals shall not be unreasonably delayed, withheld or conditioned. The placement of Lessor’s sign shall be in accordance with the mutual approval of the Lessor and the Lessee, which approvals shall not be unreasonably delayed, withheld or conditioned. Lessor hereby approves the sign rendering attached hereto as Exhibit H and agrees that Lessee may place such sign on the building of which the Leased Premises are part in the area shown on the elevation attached hereto as Exhibit H-1.

During the entire term of this Lease, if and as extended, Lessor shall not lease any other space in the building of which the Leased Premises are a part to another bank, credit union, or savings and loan association for use as a retail banking operation.

Lessor and Lessee acknowledge that Lessee intends to utilize only a portion of the Leased Premises at the commencement of the Lease term and desires to sublet the remainder until Lessee expands its business operations. Notwithstanding anything to the contrary, Lessor agrees to reasonably work with Lessee to approve any sublessee proposed by Lessee provided such sublessee’s business or use is in accord with the quality of business or use of other tenants in the building.

Not to commit, or permit, injury or damage to the Project to include any leasehold improvements and any fixtures within the Leased Premises; any loading of the floors thereof in excess of the maximum degree to loading as determined by the Lessor acting reasonably; any nuisance therein or manner of use causing annoyance to other tenants and occupants of the Project or to the Lessor.

Not to do, omit, or permit to be done upon the Project anything which would cause the Lessor’s cost of insurance to be increased or the costs of insurance of another Lessee of the Project against perils as to which the Lessor or such other Lessee has insured or which shall cause any policy of insurance on the Project to be subject to cancellation.

To comply at its own expense with all governmental laws, regulations, and requirements pertaining to the occupation and use of the Leased Premises.

To observe and perform, and to cause its employees, invitees and others over whom the Lessee can reasonably be expected to exercise control to observe and perform, the Rules and Regulations of the Lessor attached hereto as Exhibit E, and additions as may hereafter be made by the Lessor, except that no change or addition may be made that is inconsistent with this Lease.

At the expiration of the term of the Lease, the Lessee shall deliver up the Leased Premises in good repair and condition, damages beyond the control of the Lessee, reasonable use, ordinary wear and tear excepted.

6. Waste, Repairs, and Alterations. The Lessee shall not commit or suffer to be committed any waste upon the Leased Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other Lessee in the building.

The Lessee shall maintain the Leased Premises and every part thereof, including without limitation all electrical, plumbing and mechanical systems servicing the Leased Premises, in good repair and condition; provided, however, the Lessee shall have no obligation to so maintain the Common Area. The Lessee shall provide Lessor with proof of a current annual maintenance agreement for the HVAC servicing the Leased Premises. Lessee shall not make or suffer to be made any alterations, additions, or improvements to or of the Leased Premises or any part thereof, without the prior written consent of the Lessor. All alterations, additions, or improvements must be coordinated through the Lessor (to include additional electrical, computer, and phone lines). Any additions to or alterations of the Leased Premises, except movable furniture and trade fixtures, shall become part of the realty and belong to the Lessor; provided, however, that the Lessor may at its option require the Lessee at the Lessee’s expense to remove any such alterations, additions, or improvements upon the expiration or sooner termination of the term of this Lease and restore the Leased Premises to the condition they were in at the date of the commencement of the term of this Lease, ordinary wear and tear excepted.

The Lessee agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Leased Premises. In case any such lien shall be filed, Lessee shall immediately satisfy and release such lien of record. If Lessee shall fail to have such lien immediately satisfied and released of record, Lessor may, on behalf of Lessee, without being responsible for making any investigation as to the validity thereof, pay the amount of said lien and Lessee shall promptly reimburse Lessor thereof.

The interest of the Lessor in the premises shall not be subject to liens for improvements made by or on behalf of the Lessee. The Lessor shall record an appropriate notice under Florida Statutes Section 713.10 in public records of Duval County, Florida.

7. Services and Utilities. The Lessor agrees to provide and maintain (a) heat and air conditioning in the common core area only, Monday through Friday, during normal business hours (7:00 A.M. to 6:00 P.M.) and Saturday from 8:00 A.M. to 12:00 P.M., and at such other times as Lessor in its reasonable discretion deems necessary for normal office occupancy and for the comfort of Lessees and occupants of the Project; (b) cold water for toilet and lavatory purposes only within the common core areas only; (c) custodial services in the common core area only at a level determined by the Lessor; and (d) trash removal services at the Project on a regularly scheduled basis; Lessee must remove all trash to the dumpster - such trash to be limited to normal office trash and items like large empty boxes (which must be broken down). Note: Trash generated from the initial move in to the facility shall not be placed in the dumpster. Lessee must make arrangements to have this trash otherwise removed.

Lessee agrees to exercise due care and prudence in the use of utilities at all times, and to comply with all Federal, State and Local guidelines concerning same. In the event Lessor incurs electrical costs resulting from Lessee’s use of the Leased Premises during periods other than normal business hours, Lessee agrees to reimburse Lessor for that portion of the costs which are attributable to the additional use. Lessor shall submit to Lessee a statement itemizing the additional use and cost thereof, and Lessee shall pay such sums to Lessor with the next due rental payment. Lessor in furnishing the foregoing services does not contemplate occupancy involving extraordinary consumption or generation of heat affecting temperatures otherwise normally maintained by the air conditioning system.

The “Property” where the Leased Premises are located has one (1) master electric meter. The Leased Premises shall have a sub-meter to measure the electric consumption of the Lessee for the purpose of allocating costs billed to the master meter by JEA and the Lessee shall be billed for its own electrical consumption.

If Lessee shall require water in the Leased Premises, Lessee will procure prior written approval from Lessor and make arrangements to pay periodically for the direct expense of utilities including electric, water and sewer, and HVAC. Lessee agrees to reimburse Lessor promptly following the rendering of a bill to Lessee for any such charges incurred.

The Lessor will keep in good condition and reasonable state of repair those portions of the Project consisting of the entrance, lobby, stairways, corridors, elevators, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Lessees of the building. The Lessor agrees to repair, so far as reasonably feasible, any defects in the standard walls, structural elements, the roof, exterior walls, common core area ceilings, electrical and mechanical installations, plumbing and the like. The Lessor shall in no event be required to make repairs to the leasehold improvements made by the Lessee or made by the Lessor on behalf of the Lessee or to make repairs on the reasonable wear and tear within the Leased Premises.

The Lessee covenants with the Lessor to repair, maintain and keep at the Lessee’s own cost the improvements made by the Lessee or other property not covered by the Lessor’s obligation to repair including electric, lighting, plumbing, and mechanical (HVAC) systems serving the Leased Premises. The Lessee agrees that the Lessor shall have the right to enter the Leased Premises of the Lessee at all reasonable times and place to make repairs and/or adjustments to the Leased Premises, but not to impose any obligations beyond those specifically set forth herein.

Lessee will be responsible for the cost of replacement of Lessee’s light bulbs in overhead fixtures.

The Lessee shall be entitled to the use of the passenger elevators for the carrying of passengers to the various floors. Any uses of the elevators that require the carrying of equipment, furniture, supplies and the like shall be coordinated through the Lessor. Any damage done to the elevators, doorways, building, etc. as a result of these uses shall be repaired at the expense of the Lessee.

8. Non-Liability of Lessor. Lessee, as a material part of the consideration under this Lease, hereby agrees to hold the Lessor harmless from any and all damages from injury or damage to persons or property in the Leased Premises from any cause except Lessor’s negligence, arising at any time, and Lessee will hold Lessor exempt and harmless for and on account of any injuries or damage to persons or property arising from the use by the Lessee of the Leased Premises, or arising from failure of Lessee to keep the Leased Premises in good condition as herein provided. Lessor shall not be liable for any loss of property or damage to the Leased Premises by theft or burglary occurring at the Project. Lessee agrees to pay for all damages to tenants or occupants of the Project caused by Lessee’s misuse or neglect of said Leased Premises, its apparatus or appurtenances, or by the act or omission of Lessee or Lessee’s servants, employees, agents, visitors or licensees.

9. Damage or Destruction. If the Project or Leased Premises shall be damaged as a result of fault or neglect of Lessee or Lessee’s servants, employees, agents, visitors or licensees, Lessee shall pay for all damage, and there shall be no abatement of rent. If the Leased Premises shall be partially damaged or made inaccessible by explosion, fire, flood, windstorm, the elements or other cause without neglect of Lessee or Lessee’s servants, employees, agents, visitors or licensees, the damage shall be repaired by and at the expense of the Lessor up to the amount of the Tenant Improvements provided by Lessor, and the Base Rent, not the Additional Rent, shall be apportioned according to the portion of the Leased Premises which is usable by Lessee until the Leased Premises are so repaired. The Lessor is responsible for leasehold improvements only. All other property of the Lessee (i.e. furnishings, computer equipment etc.) will be the full responsibility of the Lessee. In making such repairs, Lessor shall not be liable for delays which may arise by reason of adjustment of insurance loss, strikes, labor difficulties or by reason of their causes beyond Lessor’s control. For the purposes of this Section 9, the phrase “partially damaged” shall mean damage to the Leased Premises which does not materially interfere with the conduct of Lessee’s business. All other damage shall be deemed substantial or total destruction of the Leased Premises.

If the building of which the Leased Premises are a part is substantially or totally destroyed or the Leased Premises are rendered totally untenantable by reason of fire, flood, windstorm, the elements or other cause and Lessor shall decide not to rebuild the same, then and in such event either Lessee or Lessor may within ninety (90) days after such damage give the other party notice of its intention to terminate the Lease. Lessor shall provide written notice to Lessee of its intention to rebuild the Leased Premises within fifteen (15) days of the occurrence of such damage. If Lessor elects not to rebuild the Leased Premises, then the Lease shall terminate. If Lessor elects to rebuild the Leased Premises, Lessor shall expeditiously perform such construction and the Rent shall be abated as of the date of the occurrence of the casualty through the issuance of a new certificate of occupancy for the rebuilt Leased Premises. The then current term of the Lease shall be extended for a number of days equivalent to the number of days between the date of the occurrence of the casualty and the issuance of a certificate of occupancy for the rebuilt Leased Premises. Lessee shall immediately notify Lessor in case of any damage by explosion, fire, flood, windstorm, the elements or other cause. In the event the Lease is terminated in accordance with the terms of this paragraph, the Rent shall be abated as of the date of the occurrence of the casualty.

10. Lessor’s Right to Inspect and Enter. The Lessor shall have the right, at reasonable times during the term of this lease, to enter the Leased Premises for the purpose of examining or inspecting same and making such repairs or alterations therein as the Lessor shall deem necessary. The Lessor may also at anytime within twelve months immediately preceding the expiration of this Lease, show the Leased Premises to others for the purpose of rental.

The Lessor will initially provide one key to the Leased Premises. Locks to the Leased Premises may not be changed, nor may any additional locks be installed, without the prior written approval of the Lessor. Any lock changes will be accomplished by the Lessor at the Lessee’s expense. The Lessor will at all times maintain master keys to the Leased Premises.

11. Assignment and Sublease. Lessor acknowledges that Lessee intends to sublet a portion of the Leased Premises and Lessor hereby consents to such subletting; provided, however, Lessor shall have the right to approve the identity of the subtenant, which approval will not be unreasonably withheld, delayed or conditioned. Lessee shall not mortgage or assign this Lease Agreement without the prior written consent of the Lessor, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, Lessee my assign this Lease Agreement or sublet the Leased Premises to Lessee’s subsidiary, successor by operation of law, merger, stock or asset purchase, or to an affiliate or related company without Lessor’s prior written consent. No assignment or sublet shall conflict with the rights of any then-current tenant in the Building of which the Leased Premises are a part. Lessee shall have the right to procure a subtenant or assignee on its own without the use of a licensed Real Estate Sales Person/Broker; provided, however, should Lessor desire to list the Leased Premises for sublet, Lessee agrees to list with a licensed Real Estate Sales Person/Broker designated by the Lessor provided the terms of the listing or brokerage agreement are reasonable and in keeping with the terms of similar agreements for like properties located in the Southside Jacksonville, Florida area. If the terms of such listing or brokerage agreement are not in keeping with the terms of similar agreements, Lessee shall have the right to list the Leased Premises for sublet with a licensed Real Estate Sales Person/Broker of its own choosing.

12. Bankruptcy. If a decree or order by a Court having jurisdiction shall be entered (a) adjudging Lessee bankrupt or insolvent, or (b) approving as properly filed a petition seeking reorganization of Lessee under any bankruptcy or insolvency law, or (c) for the winding up or liquidation of Lessee’s affairs, or (d) for the appointment of a receiver or liquidator or a trustee in bankruptcy or insolvency of Lessee or any of the Lessee’s property and such decree or order shall continue undischarged or unstayed for thirty (30) days, or if Lessee shall institute or consent to insolvency or bankruptcy proceeding by or against Lessee, or file a petition, answer or consent seeking a reorganization under any insolvency or bankruptcy law or consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of Lessee or Lessee’s property, or make assignment for the benefit of creditors, or admit in writing Lessee’s inability to pay debts generally as they become due, or take corporate action in furtherance of any of the aforesaid purposes, then and in that event, Lessor may, if Lessor so elects, with or without notice of entry or other action, forthwith terminate this Lease and shall upon such termination be entitled to re-enter and take possession of the Leased Premises.

In addition to any other rights or remedies Lessor may have by any provision in this Lease or by any statute or rule, or by law, or Bankruptcy Code, Lessor may retain as liquidated damages any rent, security deposit or monies received by Lessor from Lessee or others on behalf of Lessee.

The Lessee agrees to make all elections and acceptance or rejection of this Lease within ten (10) days of any filing of Bankruptcy. Failure to deliver notice of election shall be deemed rejected.

13. Indemnity and Insurance. Lessee will save Lessor harmless and indemnify Lessor from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury or loss or damage of whatever nature including property damage (1) caused by or resulting from, wholly or in part, any act, omission or negligence of Lessee or Lessee’s invitees, licensees, employees, and agents, no matter where occurring, or (2) occurring in, upon, or at the Leased Premises, no matter how caused, or (3) arising out of the occupancy or use by the Lessee of the Leased Premises or any part thereof. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liability incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof.

Lessee will maintain a policy or policies of comprehensive general 1iability insurance with respect to the Leased Premises, with a combined single limit of not less than two million dollars ($2,000,000.00) on an occurrence basis with respect to both bodily injury and property damage. Lessee will maintain Worker’s Compensation Insurance as required by the State of Florida and Employer’s Liability Coverage in an amount not less than $500,000.00. Lessee will maintain Automobile Liability Insurance with bodily injury/property damage coverage of not less than $1,000,000.00 per accident. Policies must be satisfactory to Lessor and Lender in all respects, and any policy shall name Lessor as an additional insured. Lessee shall deliver to Lessor a Certificate of Insurance at least fifteen (15) days prior to the actual Commencement Date and a renewal Certificate at least fifteen (15) days prior to the expiration of the Certificate it renews. Certificates must provide for thirty (30) days notice to Lessor in event of material change or cancellation. Lessee must also maintain during the term of the Lease, broad form coverage on Lessee’s improvements and betterments in a form reasonably acceptable to Lessor and in an amount equal to the replacement value of the improvements and betterments.

14. Waiver of Subrogation. Lessor and Lessee, for themselves and for their respective insurers, agree to and hereby release the other of and from any and all claims, demands, actions and causes of action that each may have claim to have against the other for loss or damage to the property of the other, both real and personal, caused by or resulting from fire and other casualties insured against under fire and extended coverage insurance policies, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties thereto or their respective officers, employees or agents, but only to the extent of any recovery collectible under such insurance. Each party will use their best efforts to secure an appropriate clause in, or endorsement on, any fire and extended coverage insurance policy covering Lessor’s and Lessee’s interests in accordance with this Lease, pursuant to which the respective insurance policies waive subrogation.

15. Defaults and Remedies. The happening of anyone or more of the following listed events shall constitute a breach of this Lease Agreement on the part of Lessee and shall result in a default of the Lease:

The failure of Lessee to pay any Rent payable under this Lease Agreement on the due date thereof.

The failure of Lessee to fully and properly perform any act required of it in the performance of this Lease, or otherwise to comply with any term or provision thereof.

The filing by or on behalf of Lessee of any petition of pleading to declare Lessee a bankrupt or the adjudication in bankruptcy of Lessee under any bankruptcy law or act.

The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Lessee.

The assignment by Lessee of all or any part of its property or assets for the benefit of its creditors.

The levy, execution, attachment of property, assets or of the leasehold interest of Lessee by process of law or otherwise in satisfaction of any judgment, debt or claim or the abandonment of the Leased Premises by the Lessee.

Failure of Lessee to maintain any insurance coverage as provided in this Lease.

Use of the Leased Premises by parties other than the Lessee.

Use of the Leased Premises for purposes other than that for which they were originally intended.

Abandonment or vacated premises without the prior written consent of the Lessor.

16. Remedies. Upon the occurrence of any of the above listed events, Lessor, if it shall so elect, may proceed with any of the following remedies, provided (except default as to non-payment of Rent or the filing of any petition or the adjudication in bankruptcy of Lessee) Lessee is given ten (10) days’ prior written notice and fails to cure any such default:

Accelerate Rents for the remainder of the term of this Lease.

Enter the Leased Premises in accordance with the legal process required by the State of Florida and terminate Lessee’s possession without being liable for any prosecution thereof, and re-lease the premises to any person, firm, or corporation, and upon such terms and conditions as Lessor may deem advisable, as agent of Lessee or otherwise, for whatever rent it can obtain. Lessee shall remain liable for the rent reserved herein, and all other obligations hereunder. Lessor shall apply the proceeds of such re-leasing first to the payment of expenses that Lessor may incur in the entering and re-leasing, and then to the payment of the rent due by Lessee and the fulfillment of Lessee’s covenants and obligations hereunder, together with all costs and expenses of releasing the Leased Premises or any portion thereof, including without limitation brokerage commission, attorney’s fees, and tenant improvements. In the case of any deficiency, Lessee shall remain liable. Lessee hereby waives service of any demand for payment of rent, or notice to terminate or demand for possession of the Leased Premises, including any and all other forms of demand and notice described by law.

Additional considerations: As additional security for the performance of Lessee’s obligations hereunder, Lessee hereby pledges and assigns to Lessor, all the furniture, fixtures, equipment, goods, inventory, stock and chattels of Lessee which are now or may hereafter be brought or put in the Leased Premises, and further grants to Lessor, a security interest therein under the Uniform Commercial Code. Upon the request of Lessor, Lessee hereby agrees to execute and deliver to Lessor all financing statements, amendments thereto, or other similar statements which Lessor may reasonably request.

Nothing herein contained shall be deemed to be a waiver by Lessor of its statutory lien to rent, and the remedies, rights, and privileges of Lessor in the case of default of Lessee as set forth above shall not be exclusive and in addition thereto Lessor may also exercise and enforce all its rights at law or equity which it may otherwise have as a result of Lessee’s default hereunder.

Lessor is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the property in which Lessor has been granted a security interest by Lessee.

17. Eminent Domain. If all or any part of the Leased Premises shall be taken or condemned under power of Eminent Domain either before or during the term of this Lease, then and in that event the term of this Lease shall cease and terminate from the date which the possession of the part so taken shall be required, and Lessee shall have no claim or interest in or to any award of damages for such taking.

18. Governing Law. The laws of the State of Florida shall govern the validity, enforcement, and interpretation of this Lease. The obligations of the parties are performable, and venue for any legal action arising out of this Lease shall lie in Duval Count, Florida.

19. Attorney’s Fees. The parties hereto agree that in the event either of the parties are required to institute legal proceedings to enforce any of the terms, covenants and conditions of this Lease, the prevailing party shall be entitled to reimbursement from the other party for all legal expenses incurred, including reasonable attorney’s fees whether in mediation, arbitration, pre-trial, trial, appeal, post judgment collection, or in any bankruptcy proceeding, as well as court costs incurred in connection therewith.

20. Quiet Enjoyment. The Lessor hereby covenants that the Lessee, paying the rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, throughout the term, the Leased Premises and such rights as the Lessee may hold hereunder with respect to the remainder of the Project.

21. Subordination and Estoppel. This Lease is and shall be subject and subordinate to any and all mortgage, deed of trust and other liens created by Lessor, whether presently existing or hereafter arising, upon the Leased Premises or upon the Project or any portion thereof, and to any renewals, refinancings and extensions thereof, provided any such mortgagee agrees to execute an agreement not to disturb or otherwise interfere with the Lessee’s possession of the Leased Premises for the unexpired term of the Lease, but Lessee agrees that any such mortgagee shall have the right at any time to subordinate such mortgages, deeds of trust and other liens to this Lease on such terms and subject to such conditions as such interest holder may deem appropriate in its reasonable discretion. Lessee agrees that it will from time to time, upon request by Lessor, execute and deliver within 10 (ten) days to such persons as Lessor shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified); stating the dates to which rent and other charges payable under this Lease have been paid; stating that Lessor is not in default hereunder (or if Lessee alleges a default, stating the nature of such alleged default); the subordinate position of this Lease to Lessor’s mortgage; and further stating such other matters as Lessor or its mortgagee shall reasonably require. Exhibit “G” (Subordination, Attornment and Non-Disturbance Agreement) attached hereto indicates language that is currently acceptable; however, Lessee acknowledges that the mortgagee may modify the language stated in Exhibit “G” from time to time in its own reasonable discretion.

22. Notices. All notices shall be in writing to the address of record of the Lessor and Lessee as stated below and shall be given by (i) depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or (ii) delivering the same in person to the party to be notified, or (iii) depositing the same with a national expedited overnight delivery service, or (iv) delivering the same by electronic facsimile transmission to the facsimile numbers set forth in this Section, provided that a facsimile shall only act as notice upon delivery of a signed acknowledgment by the recipient to the sender. All such notices to Lessor shall be delivered in duplicate to designated party stated below. Any party to this Agreement may change the place to which notice to that party shall thereafter be given and addressed by giving written notice to the other party in the manner set forth above.

Lessor’s Address: Beemer & Associates XXXIII, LLC 13947-210 Beach Blvd. Jacksonville, FL 32224 Attn: Randall Whitfield Fax Number: (904) 992-9389	Lessee’s Address Prior to Lease Commencement: The Jacksonville Bank 100 North Laura Street Jacksonville, FL 32202 Attn: Gilbert Pomar, President & CEO Fax Number: (904) 421-3060

In Duplicate To: Lawrence V. Ansbacher Ansbacher & Schneider, P.A. 5150 Belfort Road, Building 100 Jacksonville, Florida 32256 Fax Number: (904) 296-2842	Lessee’s Address upon Lease Commencement: The Jacksonville Bank 100 North Laura Street Jacksonville, FL 32202 Attn: Gilbert Pomar, President & CEO Fax Number: (904) 431-3060

23. Commissions. Lessee warrants that it has had no dealings with any real estate agents or brokers in connection with the negotiations of this Lease except as listed below, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease, and Lessee agrees to indemnify and hold harmless from and against any and all claims for any such commissions, except as follows: Colis McGeachy. Any fee due Colis McGeachy or any other broker engaged by the Lessor with respect to this transaction shall be paid by the Lessor and the Lessee shall have no liability therefore.

24. Signs. The building’s standard interior signage identifying Lessee’s offices and one lobby strip sign shall be provided by Lessor. No other signage visible from outside the Leased Premises shall be used by or placed upon the Leased Premises or the building by Lessee without the Lessor’s prior written approval. Lessee shall have building identification on top portion of building as shown on elevation as approved by Lessor and Lessee. Lessor hereby approves the sign rendering attached hereto as Exhibit H and agrees that Lessee may place such sign on the building of which the Leased Premises are part in the area shown on the elevation attached hereto as Exhibit H-1. Lessor further agrees that he will not place his signage on the exterior of the building until the expiration of six (6) months from the Commencement Date and then said signage will be located in the upper northwest corner and be at least ten (10%) smaller than Lessee’s sign.

25. Parking. Lessor shall provide parking space for the use of the Lessee, its officers, employees, agents, and invitees. The Lessor maintains the right to limit the Lessee’s number of parking spaces to four (4) parking spaces per one thousand usable square feet of leased office space. The actual number of parking spaces provided will be determined by rounding (based on the amount of leased space to the closest number of parking spaces). For example, if the Lessee leases 600 square feet, the Lessee will have two (2) parking spaces (600/1,000 = .60 x 4 = 2.4 or 2 parking spaces); if the Lessee leases 1,400 square feet, the Lessee will have six (6) parking spaces (1,400/1,000 = 1.4 x 4 = 5.6 or 6 parking spaces). Lessor agrees to assign six (6) spaces for the exclusive use of Lessee in the areas designated as “reserved for Jacksonville Bank customer/employee use” on the attached Site Plan. The spaces shall be appropriately designated as being for the exclusive use of the Jacksonville Bank and its customers. Such assignment may not interfere with the availability of appropriate parking spaces available to the disabled under applicable law. The Lessee shall be responsible for all costs and fees associated with the establishment and enforcement of such reserved parking spaces.

26. Notice of Termination Not Required. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this Lease Agreement, or extension thereof, on the date herein specified, and the term hereof shall expire on the date herein provided without notice being required from either party.

27. Radon Gas. Radon gas is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon may be obtained from your County public health unit.

28. Hazardous substances” shall not cause or permit the escape, disposal or release of any biologically or local laws as: (a) a “hazardous substance” pursuant to section 101 of the storage or use of such substances or materials in any manner not sanctioned by law or by the Federal Water Pollution Control Act, 33 U.S.C. §1321; (b) a “hazardous waste” pursuant to use in the ordinary course of Lessee’s business, and then only after written notice is given to Lessor of the identity of such substances or materials, and the Lessee has obtained Lessor’s written approval of same.

“Hazardous substances” shall mean any material or substance that, as of the date of this Agreement, is defined or classified under federal, state, or local laws as: (a) a “hazardous substance” pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601(14), section 311 of the Federal Water Pollution Control Act, 33 U.S.C. §1321; (b) a “hazardous waste” pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. §§6903, 6921; (c) a toxic pollutant under section 307(a) (1) of the Federal Water Pollution Control Act, 33 U.S.C. §1317(a) (1); (d) a “hazardous air pollutant” under section 112 of the Clean Air Act, 42 U.S.C. §7412; (3) a “hazardous material” under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. 5101 et seq.; (f) toxic or hazardous pursuant to regulations promulgated under the aforementioned laws; or (g) presenting a risk to the environment under other applicable federal, state or local laws, ordinances, or regulations. “Toxic or Hazardous substances” specifically includes, but is not limited to, asbestos, polychlorinated biphenyls (“PCBs”), petroleum and petroleum-based derivatives, and urea formaldehyde.

29. Americans With Disabilities Act. Lessor and Lessee hereby recognize respective obligations under the Americans With Disabilities Act of 1990, as amended, hereafter called ADA. Lessor shall be responsible and pay for reasonable compliance under ADA in the common areas of the Building. Lessee shall be responsible and pay for compliance in the Leased Premises and shall comply with the ADA in a manner required by the ADA for the transaction of Lessee’s business.

30. Amendments. This Lease Agreement may be amended by mutual agreement between the Lessor and Lessee. Any amendment will be in writing and signed by both parties.

31. Amendments. This Lease Agreement may be amended by mutual agreement between the Lessor and Lessee. Any amendment will be in writing and signed by both parties.

32. Holdover. In the event Lessor desires to regain possession of the Leased Premises upon the expiration of the term created by this Lease, Lessor shall have the absolute right and authority to forthwith re-enter and take possession of the Leased Premises, with or without legal process, and refuse to accept any rent tendered by Lessee.

In the event Lessee remains in possession of the Leased Premises after the expiration of the term of this Lease, without having first extended this Lease by written agreement with Lessor, Lessor may in its sole discretion, interpret such action as follows:

a.
A holdover 5 days or less shall be deemed to have created and be construed as a tenancy at sufferance, terminable immediately upon written notice from Lessor to Lessee. Lessee shall pay Lessor a monthly rental equal to twice the rental in effect at the time of holdover, on a per diem basis, until Lessee vacates the Premises. Lessee shall in no event remain in possession of the Leased Premises for more than 5 days after receipt of written notice from Lessor to Lessee.

b.
A holdover in excess of 5 days shall be deemed as an extension of Lessee’s Lease on a month to month basis. The Lease shall extend with all of the same terms, covenants and conditions herein specified except, however, that Lessee shall pay Lessor a monthly rental equal to twice the rental in effect at the time of the holdover. Possession may be terminated by ten (10) days written notice from Lessor and Lessee expressly waives any right to additional notice of termination.

c.
A holdover of 30 days or more shall be deemed as an extension of Lessee’s Lease for one year. The Lease shall extend with all of the same terms, covenants and conditions herein specified, except that Lessee shall pay Lessor a monthly rental equal to twice the rental in effect at the time of the holdover.

In addition to the foregoing, if Lessee fails to surrender the Premises to Lessor upon expiration of the term of this Lease as required by this Paragraph, Lessee shall be responsible for any costs, damages and lost income Lessor may suffer on account of Lessee’s failure to surrender possession of said Leased Premises. Lessee shall also indemnify and save Lessor harmless from and against all damages and claims made by any succeeding tenant of said Premises against Lessor due to the delay of delivering possession of said Premises by Lessor to said succeeding tenant, resulting from Lessee’s failure to surrender the Premises.

33. Successors and Assigns. This Agreement is binding upon the Lessee, such person’s heirs, personal representatives, successors and assigns, each of whom have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Lessee; provided that no such right or privilege shall inure to the benefit of any assignee of the Lessee, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 11 of this Agreement.

34. Miscellaneous: It is agreed between the parties that neither Lessor nor Lessee nor any of their agents have made any statement, promises, or agreements verbally or in writing in conflict with the terms of this Lease. Any and all representations by either of the parties or their agents made during negotiations prior to the execution of this Lease and which representations are not contained in the provisions hereof shall not be binding upon either of the parties hereto. It is further agreed that this Lease contains the entire agreement between the parties, and no rights are to be conferred upon either party until this Lease has been executed by Lessee and Lessor. It is also agreed between the parties that all discussions and information provided to the Lessee concerning the Project which were made prior to the signing of this Lease were for illustrative purposes only, and unless specifically incorporated into this Lease, are subject to change by the Lessor.

If the space described herein contains less than 2,000 usable square feet, Lessor reserves the right on sixty (60) days’ notice to remove Lessee to other similarly improved space in the Project under the terms of this Lease except the Base Rent and Additional Rent will be adjusted for variation in the square footage of the new Leased Premises. Lessor agrees to make reasonable efforts to accommodate Lessee’s request regarding the location and size of said relocated premises. If Lessor and Lessee do not agree in writing within ten (10) days of Lessor’s notice upon the terms and conditions of the relocation, then this Lease shall become null and void and of no further effect, sixty (60) days from the date of Lessor’s notice. Lessor agrees to pay or credit expenses not exceeding the amount of Lessee’s base rent for two (2) months for moving Lessee to the new space agreed upon, subject to the adjustment by Lessee’s authentication of Lessee’s actual relocation expense.

35. Entire Agreement. This Lease contains the entire agreement relating to the Leased Premises between the parties. All legal rights and obligations between Lessor and Lessee will come into existence if, and only if, this Lease Agreement is fully executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered in the presence of:	Beemer & Associates XXXIII, LLC, a Florida limited Liability Company

Witnesses As To Lessor:

Name: Mike Ashourian Its: Managing Partner
(Print Name)

(Print Name)

State of Florida County of Duval

The foregoing instrument was acknowledged before me this ____ day of _______________, 2005 by ______________________________________________, _____________________ President of _________________________________________________, a ___________________ corporation, on behalf of the corporation ( ) who is all personally known to me or ( ) who has produced _____________________ (Florida Driver’s License) as identification.

____________________________________
Notary Public, State of ____________
My Commission Expires:

Signed, sealed and delivered in the presence of:	LESSEE

Witnesses As To Lessee:

Name: _____________________________ Its: _______________________________
(Print Name)

(Print Name)

STATE OF ______________________________ COUNTY OF ____________________________

The foregoing instrument was acknowledged before me this ____ day of _____________, 2005 by _____________________________________________ the ______________________ of _________________________________, a _________________ corporation, on behalf of the corporation. He/she ] is personally known to me or ] produced __________________________ as identification.

__________________________________
__________________________________
Print Name
Notary Public, State and County aforesaid
Commission No.:___________________
Commission Expires: ________________

Exhibits

Exhibit A	Site Plan
Exhibit B	Suite Location
Exhibit B1	Suite Buildout
Exhibit C	Shell Building Improvements, Tenant Improvements and Building Standard Tenant Improvement Items.
Exhibit D	Rent
Exhibit E	Rules and Regulations
Exhibit F	Statement of Occupancy
Exhibit G	Subordination, Attornment, and Non-Disturbance Agreement
Exhibit H	Sign Rendering
Exhibit H-1	Sign Rendering Elevation

Exhibit” A”
Site Plan

Exhibit “B”
Suite Location

Exhibit “B 1”
Suite Build Out

Landlord will provide the Tenant with a substantially completed shell, together with $15.00 per usable square foot for certain Tenant Improvements as defined hereafter to the Leased Premises (“Tenant’s Allowance”). Under no circumstances shall Landlord’s obligation or responsibility for the Tenant Improvements exceed Tenant’s Allowance. Any costs in excess of Tenant’s Allowance will be provided at Tenant’s expense. Tenant shall furnish, at Tenant’s expense, final plans and specifications for the interior design and construction of the Leased Premises which are acceptable to Landlord (“Tenant Improvements”) within thirty (30) days after execution of this Lease. Landlord shall within fifteen (15) days after receipt of said plans and specifications to notice the Tenant of any reasonable objection to the Tenant Improvements whereupon the Tenant shall have fifteen (15) days to address Landlord’s objection in order to obtain Landlord’s approval. Tenant’s contractor must be approved by Landlord whose approval shall not be unreasonably withheld. Upon Landlord’s approval of Tenant Improvements and Tenant’s contractor, Tenant shall obtain a building permit and the Tenant Improvements shall be completed thereafter in a diligent manner. Tenant’s contractor shall coordinate all activities with Landlord’s contractor to insure that construction of the Tenant Improvements does not create a hindrance or interfere with Landlord’s improvement of the Property or other tenants. Landlord shall deliver Tenant’s Allowance to Tenant upon (i) receipt of Certificate of Occupancy for the Leased Premises, (ii) evidence that Tenant’s contractor has been paid in full and (iii) affidavit from Tenant’s contractor that all craftsmen, materialmen, or laborers to deliver goods or perform services as to the Tenant Improvements have been paid in full.

The Lessor shall construct the canopy for Lessee’s drive through facility, however, all costs and expenses associated with related additions to the Project shall be the responsibility of the Lessee.

Exhibit “C”

Shell Building Improvements and Building Standards for Tenant Improvement

A. Shell Building Improvements.

Lessor, at its expense, shall provide Lessee with the following shell building improvements in place unless stated that it is the Lessee’s responsibility and expense.

1. Glass, spandrell or concrete tiltup panels as exterior walls.

2. Exterior walls are unfinished on the inside.

3. Finished, taped and spackled one-hour fire-rated demising walls built on the common area side. Lessor is responsible for half of the cost of construction of the demising walls and their fire dampers between the Leased Premises and the common corridors. Lessee is responsible for half the cost of construction of demising walls and their fire dampers abutting common corridors and other tenant areas.

4. Finished flooring, ceiling and walls on the common area side including the common area corridor.

5. Operational restrooms in the base building complying with Americans with Disabilities Act (ADA).

6. Complete plumbing, waste and domestic water systems will be provided in the common core area, and main distribution lines will be stubbed in to the tenant areas at a location determined by Lessor.

7. Concrete floor.

8. Ceiling open to the deck and steel beams.

9. Fully operable fire and monitoring systems per local codes in the core areas of the Building.

10. Sprinkler System - Building is fully sprinkled per code with main distributions lines installed and a 14 X 14 grid ready for sprinkler head installation.

11. Heating, Ventilation and Air Conditioning - System for service of the Common Areas consisting of roof top units, main distribution ducts and return ducts to provide cooling, ventilation and heating during Building Standard hours of operation.

12. Electrical- Building Standard electrical distribution system is provided to the main distribution in common electrical room for future sub-distribution (lighting and power).

13. Access to telephone equipment room located in the core of the building on each floor. Telephone equipment may only be installed within said telephone equipment room upon Lessor’s written approval and if same requires review by Lessor’s engineer, same will be at Lessee’s cost.

14. Two (2) means of egress allowing exiting from the building.

15. Demising Partitions - One-hour fire rated partitions to deck, consisting of 5/8” type gypsum board on both sides of 3 ½” metal studs with 2” sound insulation batt.

B. Building Standards for Tenant Improvement.

The build-out of Lessee’s Leased Premises will consist of the following building standards.

1. Interior Partitions - Building standard partitions to ceiling, consisting of 5/8” gypsum board on  both sides of 3 ½” metal studs, taped, floated, sanded and painted.

2. Suite Entry Door and Hardware - 3’0” X 8’0”, solid core building standard wood paneled door with a metal frame. Doors shall be double doors off lobby areas and single doors off hallways. All doors shall be stained in building standard stain.

3. Interior Doors and Hardware -3’0” x 7’0” rotary cut birch flush, solid core door stained. Hardware is Corbin or Russwin in oil bronze finish. All doors shall be stained in building standard stain.

4. Wall and wood finishes including painting and staining - All walls will be painted with two (2) coats of low luster acrylic latex-based paint selected from building standard colors. All wood must be stained in building standard stain or painted in building standard colors and will receive one coat of enamel undercoat and two coats of semi gloss alkyd enamel.

5. Light Fixtures - Lithonia 2’ x 4’, 277V, 3 tube T8 fixture (18 cell silver parabolic lenses and a white reflector) and electronic ballast.

6. Light Switches - 20 amp single pole white toggle switch, mounted in wall per code requirements and white covers.

7. Electrical receptacles - 20 amp standard duplex white receptacle and white covers.

8. Telephone Junction Box - Wall telephone junction box stubbed above ceiling with pull string. Lessee is responsible for providing access to tenant area for telephone service.

9. Baseboard - 1/8” (thickness), 4” (height) vinyl in building standard colors.

10. Floor finishes: Carpet - 26 oz., tufted multi level loop pile, glue down. Building standard carpeting in one style and one color throughout the Leased Premises. Vinyl: 1/8” (thickness) commercial grade in areas receiving VCT per building standard. Vinyl is only allowed in kitchens, copy rooms, storage rooms and workrooms.

11. Ceiling Type - Armstrong 705A fissured, tegular style, 2’x2’, ceiling tiles installed in a white painted 15/16” aluminum grid.

12. HVAC - 1 ton per 400 square foot of leased space consisting of roof top units, main distribution ducts and return ducts to provide cooling, ventilation and heating.

13. Sprinkler heads installed in existing grid as required by code in a white finish trim.

14. Exit lighting, emergency lighting, and fire and safety equipment required by applicable codes.

15. Building standard (curved ivory PVC) vertical blinds on all exterior windows.

C. Lessor’s Contribution

Tenant improvement spreadsheet C-l

Exhibit “D”
Rent

A. The initial Annual Rent is payable in monthly installments in advance on the first day of each month during the term hereof as follows:

Rental Period	Monthly Rent	Sales Tax	Total

Year 1 - 10 and, Year 11 - 15*** Year 16 - 20***	$17,572.50 *	$1,230.08 **	$18,802.58

*Annual Rent shall be adjusted throughout the term of this Agreement, as of the anniversary of the first day of the first full calendar month following the Commencement Date, including the Renewal Terms if exercised by Lessee, to the extent of any percentage change that occurred in the Consumer Price Index for All Urban Consumers (All Items, Base 1982-84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics for appropriate statistical area, (CPI) during the preceding 12 months. The Annual Rent adjustment shall be calculated by Lessor by multiplying the Annual Rent then in effect by a fraction, the numerator of which is the CPI as last published prior to the applicable adjustment date, and the denominator of which is the CPI in effect as of the calendar month 12 full months prior to the applicable adjustment date. In no event shall Annual Rent resulting from an annual CPI adjustment be decreased nor will it increase by more than 5 percent. Lessor shall promptly notify Lessee of each Annual Rent adjustment.

**Note: The amount of sales tax listed above is based on the current rate for the State of Florida, Duval County associated with the first monthly installment. This amount will be adjusted in conjunction with adjustments to the monthly Rent and if the rate is changed by governmental authority, for any reason.

***Note: Rent for the years 11 - 15 and years 16 - 20 will only apply if Lessee exercises its renewal option(s) in accordance with the Lease terms. Rent for the years 11-20 shall be adjusted in the same manner as rent for the years 1-10; provided, however, there shall be a one time adjustment in Annual Rent for years 16-20 as provided in Paragraph 2 of the Lease.

Any other excise tax on Rent hereafter imposed by statute, ordinance, or enactment of the Federal Government, State of Florida, or any local governmental unit shall be paid by the Lessee, monthly or annually as required, as Additional Rent.

B. The building’s first floor Rentable Square Footage is 15,300 square feet, of which the Leased Premises shall be deemed to include 9,372 Rentable Square Feet. Lessee’s “proportionate share” of Operating Expenses is 20.42 Percent. The percentage may change in the future based on a change in the building’s square footage but Lessee’s share will always remain proportionate. The percentage of certain operating expenses may change based on the operating expense items used by different tenants in the building as determined by Lessor in its reasonable discretion. For example: If Lessee occupies 5,000 square feet of a 100,000 square foot building that would make Lessee’s percentage 5% of the total building. However, if another tenant that occupies 10,000 square feet does not have custodial service then the portion of the operating expense Lessee would owe for custodial services would be calculated over 90,000 square feet making Lessee’s percentage 5.55% of the custodial portion of the operating expenses.

C. Lessee shall pay as Additional Rent its pro rata share of any Operating Expenses (as defined in Article 3 (Rent) of the Lease) in excess of an amount above $ 3.50 per square foot per annum (the “Base Operating Amount”); provided, however, if the Lessee’s actual pro-rata share of the total amount of Operating Expenses incurred or paid by the Landlord for the first full year of the Lease term exceeds $ 3.50 per square foot per annum, the Base Operating Amount will be adjusted to reflect Lessee’s actual pro-rata share of the Operating expenses and Lessee’s Additional Rent obligations shall be adjusted accordingly based upon the revised Base Operating Amount. The revised Base Operating Amount shall be communicated to Lessee as soon as practicable after the end of the 2006 calendar year and shall be final for all purposes, provided, however, Lessee shall have the right to dispute or audit such figures as provided in Paragraph 3 of the Lease.

D. The Security Deposit required by Article 4 of the Lease is $18,802.58. Upon the occurrence of the actual Commencement Date, the Security Deposit will be applied by the Landlord as the first monthly installment of the Annual Base Rent due under the Lease. If the actual Commencement Date falls on a day other than the first day of a calendar month, the first monthly installment of the Annual Base Rent shall be apportioned on a per diem basis between the Commencement Date and the first day of the following calendar month and the excess Security Deposit remaining shall be applied against the second monthly installment of the Annual Base Rent. Lessee shall remit the remainder of the second monthly installment of Annual Base Rent to Landlord when the same is due and payable.

Exhibit “E”
Rules and Regulations

1. The sidewalks, entrances, passages, elevators, stairways, corridors, and halls in or about the building shall not be obstructed by Lessee or used for any other purpose other than for ingress and egress to and from the Leased Premises. The Lessee will not place or allow to be placed in the building corridors, public stairways, or outside the building any waste, garbage, paper, refuse or anything whatsoever.

2. The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The extent of any damage resulting from misuse by the Lessee shall be borne by the Lessee.

3. No smoking will be allowed in the building. Designated smoking areas will be maintained outside the building.

4. No dangerous or explosive materials will be kept in the Leased Premises.

5. No animals or pets, bicycles, skateboards, or similar type vehicles shall be permitted to be in the building or kept in or about the premises.

6. Lessee agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers, or wiring installation in the Leased Premises. Any additional wiring requests shall be directed to the Lessor for approval. If approved, all work will be coordinated through the Lessor and at Lessee’s expense. This will include the installation of any additional telephone, computer, or other communications lines.

7. The Lessee shall not place or cause to be placed any additional locks upon any doors (or the changing of locks on any doors) of the Leased Premises without the approval of the Lessor and subject to any conditions imposed by the Lessor. Additional keys may be obtained from the Lessor at the cost of the Lessee. All keys must be returned to the Lessor at the termination of the lease.

8. The Lessee shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Lessor. In giving such consent, the Lessor shall have the right in its reasonable discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms to distribute the weight thereof. All damage done to the building by moving or using such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Lessee. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Lessor and the persons employed to move the same in and out of the building must be acceptable to the Lessor. No freight or bulky material of any description will be received into the building or carried in the elevators except during hours approved by the Lessor.

9. Except with the prior written consent of the Lessor, no Lessee shall use or engage any person or persons other than the janitor( s) or janitorial contractor of the Lessor for the purpose of any cleaning of the Leased Premises.

10. The Lessee shall give the Lessor prompt notice of any accident to or any defect in the plumbing, heating, air conditioning, ventilating, mechanical or electrical apparatus, or any other part of the building.

11. Lessor reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors, and peddlers from the building and to require registration, satisfactory identification, and credentials from all persons seeking access to any part of the building. Lessor shall exercise its best judgment in executing such control, but shall not be held liable for granting or refusing such access.

12. Lessee assumes full responsibility for protecting the Leased Premises from theft, robbery, and pilferage. Except during normal business hours, Lessee shall keep all doors to the Leased Premises locked and other means of entry to the premises closed and secured, and is liable to any loss caused by negligence thereto.

13. Lessee and occupants shall observe and obey all parking and traffic regulations imposed by Lessor on the premises. Lessor in all cases reserves the right to designate reserved, visitor and “no parking” zones, traffic right of ways, and general parking area procedures. Failure of Lessee to comply with parking regulations will constitute a violation of the lease. Lessor may, but is not obligated to, institute such measures for proper parking as are necessitated by conditions existing at a particular time; included but not limited to towing, impounding, and/or tagging of improperly parked vehicles. Lessor shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence or otherwise.

14. Lessee shall not create or maintain a nuisance in the premises nor make or permit any noise or odor or use or operate any electrical or electronic devices that emit loud sounds, air waves, or odors, that are objectionable to other occupants of this or any adjoining building or premises; nor shall the premises be used for lodging or sleeping nor for any immoral or illegal purpose that will damage the premises or injure the reputation of the building. No vending machines will be installed, permitted, or used on any part of the premises.

15. Lessee shall not in any manner deface or damage the building.

16. Lessee shall not waste electricity, water, or air conditioning, and shall cooperate fully with Lessor to assure the most effective operation of the building’s heating and air conditioning systems.

17. Window coverings other than building standard will not be permitted.

18. Lessee shall not use the name of the building for any purpose other than that of the business address of Lessee, and shall not use any picture or likeness of the building in any circulars, notices, advertisements or correspondence, without the Lessor’s prior written approval.

19. The Lessor shall have the right to evacuate and/or close the building, in whole or in part, in the event of fire, flood, storm conditions, riot or insurrection or other major cause by giving appropriate notice to Lessee of the evacuation or closing either in writing or verbally if, in Lessor’s judgment, the conditions and/or situation so warrant.

20. Lessor reserves the right to make such further reasonable Rules and Regulations as in its judgment may from time to time be necessary for the safety, care, and cleanliness of the premises and for the preservation of good order therein. Any additional Rules and Regulations promulgated by Lessor shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of execution hereof.

21. The common exterior front doors of the building will typically be locked prior to 7:00 a.m. and after 6:00 p.m. Monday through Friday, and will be locked all day Saturday and Sunday. Access will be limited to the occupants of the building who are issued individual access codes by the Lessor.

22. Nothing shall be visible from the exterior of the building or the Lessee entrance that is considered objectionable to other building occupants, the Lessor, or tenants in other nearby buildings.

23. If Lessor incurs any costs in enforcing these Rules and Regulations against Lessee’s invitees, licensees, employees, and agents as a result of Lessee’s violations thereof, the Lessee will be responsible for the costs incurred which will be billed to Lessee to include a handling charge to be paid with the next rent payment.

24. Lessee must correct any situation which is in violation of these Rules and Regulations within twenty four (24) hours of notice by Lessor. Any recurring violations of the same rules or regulations must be corrected within two (2) hours. If such violation is not corrected, Lessor will correct the violation and any costs incurred by Lessor will be billed to Lessee to include a handling charge to be paid with the next rent payment.

25. All delivery trucks must park in designated delivery areas. Delivery trucks must back into the designated parking space so that their unloading does not block cars driving though the parking lot. All merchandise must be brought inside building and cannot be stacked outside of the building at any time. Lessee is responsible to enforce these rules on all of its delivery people.

26 No parties may perform, solicit or engage in on-site services outside of the Leased Premises (i.e. carwash) without the express written consent of the Landlord in its sole discretion.

Lessee shall be responsible for the observance of all of the foregoing Rules and Regulations by Lessee employees, agents, clients, customers, invitees, and guests. Lessor shall not be responsible for any violation of the foregoing Rules and Regulations by other Lessees of the building and shall have no obligation to enforce the same against other Lessees.

Exhibit “F”
Statement of Occupancy

Under the terms of this Lease Agreement between Beemer & Associates XXXIII, LLC and ________ (the parties) at Building “______”of The Offices of Gate Parkway, the Commencement Date of the Lease is effective as of the date of occupancy. Accordingly, the parties are in agreement to the following information:

Lessee: _______________________________________

Suite(s) Occupied: _______________________________

Date Occupied: _________________________________

Lessee acknowledges that Lessee has accepted the Leased Premises and has taken possession of the Leased Premises, and therefore the Commencement Date and the associated Termination Date are as set forth below.

Commencement Date: ______________________________

Termination Date: _________________________________

AGREED:

__________________________________        ______________________________
Signature of Lessee                        Signature of Lessor

__________________________________        ______________________________
Date Signed                            Date Signed

EXHIBIT “G”

THIS INSTRUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

______________________________________
______________________________________
______________________________________

SUBORDINATION, ATTORNMENT AND
NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”), dated this _____________ day of ______________________ 20____, between____________________________________ a _____________________ corporation (“Lessee”), and _____________________________ a ________________corporation (“Mortgagee”), having its principal place of business at ____________________________________________________.

RECITALS:

A. Lessee is the lessee under that certain lease executed between Lessee and ________________________________ a ____________________________(“Lessor”), dated __________________, 2004 (the lease and all amendments thereto are hereinafter referred to as the (“Lease”), covering all or a portion of property legally described in Schedule I attached hereto and made a part hereof (the “Property”).

B. Mortgagee is making a loan (the “Loan”) to Lessor which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Lessor to Mortgagee encumbering the Property (the “Mortgagee”) and an assignment of all leases of and rents from the Property.

C. As a condition to making the Loan, Mortgagee requires that Lessee enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Lessee hereby represents, acknowledges and agrees as follows:

(a)	The Lease has not been amended, modified or extended, except as follows:

(b)
The Lease does not contain any options to purchase and/or lease additional space, rights of first refusal to purchase and/or lease additional space or any similar provisions regarding acquisition of ownership interests or additional leased space in the building, except as follows:

(c)	The term of the Lease commenced on ________________________ and will terminate on __________________________________.

(d)	The current monthly rent payment under the Lease is $___________________________. Rent has been paid through _________________. No advance rents have been prepaid except for the current month.

(e)	In addition to monthly rent payments, the following amounts are also payable on ___________________________ basis for the following purposes:

(f)	The improvements described in the Lease have been completed and accepted by Lessee.

(g)	Lessee has not sublet any portion of the Leased Premises or assigned any of its rights under the Lease.

(h)
The Lease is in full force and effect, Lessee has no existing claims, defenses or offsets under the Lease against Lessor, no uncured default exists under the Lease, and no event has occurred that would, except for the lapse of time, the giving of notice or both, constitute a default.

(i)	No cancellation, modification, amendment, extension, or assignment of the Lease, and no subletting or prepayment of more than one month’s rent shall be made without Mortgagee’s prior written consent.

(j)
All rent payments shall be paid as provided under the Lease until Lessee has been otherwise notified by Mortgagee or it successors and assigns. All prepayments of more than one month’s rent and any and all termination fees paid by Lessee, or at Lessee’s direction, shall be payable jointly to Mortgagee and Lessor.

(k)	The guaranty of the Lease, if any, is in full force and effect.

(1)
Lessee will deliver to Mortgagee a copy of all material notices Lessee delivers to or receives from Lessor, including but not limited to any and all notices regarding lease payments, lease amendments, or any other items affecting the terms of the lease, but excluding administrative notices sent by Lessor or Lessee relating to immaterial items like lawn maintenance or advice on upcoming sidewalk sales.

2. The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

3. In the event Mortgagee elects to foreclose the Mortgage, Mortgagee will not join Lessee in summary or foreclosure proceedings unless required by applicable law (and then only to the extent so required) as long as Lessee has not amended the Lease without Mortgagee’s prior written consent and is not in default under the Lease.

4. In the event that Mortgagee shall succeed to the interest of Lessor under the Lease and there exists no default by Lessee under the Lease and Lessee has not amended the Lease without Mortgagee’s prior written consent, Mortgagee agrees not to disturb or otherwise interfere with Lessee’s possession of the Leased Premises for the unexpired term of the Lease, provided that Mortgagee shall not be:

(a)	liable for any act or omission of Lessor or any prior landlord under the Lease;
(b)	subject to any offsets or defenses which Lessee might have against Lessor or any prior landlord;
(c)	bound by any rent or additional rent which Lessee might have paid for more than the current month to Lessor or any prior landlord;
(d)	bound by any amendment or modification of the Lease made without Mortgagee’s prior written consent; or
(e)	liable for any security deposit Lessee might have paid to Lessor or any prior landlord, except to the extent Mortgagee has actually received said security deposit.

5. Upon Mortgagee’s succeeding to Lessor’s interest under the Lease, Lessee covenants and agrees to attorn to Mortgagee or a purchaser at a foreclosure or trustee’s sale, to recognize such successor landlord as Lessee’s landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Lessee by the Lease. If requested by Mortgagee or any subsequent owner, Lessee shall execute a new lease with Mortgagee, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

6. Prior to terminating the Lease due to a default by Lessor thereunder, Lessee agrees to notify Mortgagee of such default and give Mortgagee the opportunity to cure such default within thirty (30) days of Mortgagee’s receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Mortgagee shall have such longer time as may be necessary to cure the default; provided that Mortgagee commences the cure within such period and diligently pursues the cure thereafter).

7. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

8. This Agreement can be modified only in writing duly executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TENANT:

___________________________________________

By: _________________________________________
Its: _________________________________________

MORTGAGEE:

___________________________________________

By: _________________________________________
Its: _________________________________________

EXHIBIT “H”

Sign Rendering